Registration No. 333-138251

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------

                  PRE-EFFECTIVE AMENDMENT NO. 3 TO FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CASINO PLAYERS, INC.
                (Name of small business issuer in its charter)
                                    Nevada
                 (State or other jurisdiction of organization)
                                     7990
               (Primary Standard Industrial Classification Code)
                                   542156042
                       (IRS Employer Identification No.)

         2400 E. Commercial Blvd. # 618 Ft. Lauderdale FL. 33308
                           Telephone: (954) 784-8280
            (Address and telephone of principal executive offices) 2400 E. Commercial Blvd. # 618 Ft. Lauderdale FL. 33308

                  (Address of principal place of business or
                     intended principal place of business)
         2400 E. Commercial Blvd. # 618, Ft. Lauderdale FL. 33308
                           Telephone: (954) 784-8280


                            William S. Scott, Esq.
                           The Scott Law Firm, P.A.
                          940 NE 79th Street, Suite A
                               Miami, FL  33138
                                (305) 754-3603
           (Name, address and telephone number of agent for service)

                   ________________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        Calculation of Registration Fee

Title of Each Class  Dollar        Proposed       Proposed       Amount of
of Securities To Be  Amount to be  Maximum        Maximum        Registration
Registered -         Registered    Offering Price Aggregate      Fee [3]
Common Stock                       Per Unit       Offering Price

Shares offered by    8,000,000     $0.25          $2,000,000     $200
company [1]

Shares offered by    6,000,000     $0.25          $1,500,000     $200
selling shareholders [2]

Total               14,000,000     $.025          $3,500,000     $400

(1)	These are newly issued shares which we will offer for sale pursuant to this registration statement at $.25 per share.

(2)	These are outstanding shares of common stock which may be offered for sale by selling shareholders pursuant to this registration statement at $.25 per share for the duration of this offering or until the shares become quoted on a securities market such as the Over the Counter Bulletin Board or securities exchange. and thereafter at prevailing market prices or privately negotiated prices.

(3) 	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) or (g) under the Securities Act of 1933 based on our per share book value as of March 31, 2007. No market currently exists for the shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.
                  ________________________________________

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The information in this prospectus is not complete and may be changed. We and our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 27, 2007

                                  PROSPECTUS

                       14,000,000 SHARES OF COMMON STOCK

Casino Players, Inc. is offering for sale a total of up to 8,000,000 shares of its common stock on a "self-underwritten", best efforts basis. The shares will be offered at a price of $.25 per share for a period of 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. See "Use of Proceeds" and "Plan of Distribution".

In addition, the selling stockholders named in this prospectus are offering for sale from time to time an aggregate of up to 6,000,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the National Association of Securities Dealers Inc. before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, as amended. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

As there is no market for our common stock, the shares being offered for resale by the selling shareholders will be offered and sold at the fixed price of $0.25 per share for the duration of this offering or until the shares become quoted on a securities market, such as the Over the counter Bulletin Board or securities exchange. Sales of a substantial number of shares of our common stock by the selling shareholders within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

                     ____________________________________

Investing in our common stock involves a high degree of risk. Please carefully review the section titled "Risk Factors" beginning on page 2.

                     ____________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                     ____________________________________

                 The date of this prospectus is June 27, 2007

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									Page
Table of Contents

SUMMARY OF OUR OFFERING							1

RISK FACTORS								4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS			8

WHERE YOU CAN FIND MORE INFORMATION					9

USE OF PROCEEDS								9

DETERMINATION OF OFFERING PRICE						11

SELLING SECURITY HOLDERS						12

PLAN OF DISTRIBUTION							14

LEGAL PROCEEDINGS							17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS		17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		18

DESCRIPTION OF SECURITIES						19

INTEREST OF NAMED EXPERTS AND COUNSEL					21

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES								21

DESCRIPTION OF BUSINESS							22

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION		27

DESCRIPTION OF PROPERTY							27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS				28

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS		29

EXECUTIVE COMPENSATION							29

FINANCIAL STATEMENTS							F-1

                     ____________________________________

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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In this prospectus, unless otherwise indicated, "we," "us," "our," "Casino
Players" and "the Company" refer to Casino Players, Inc.

                           SUMMARY OF OUR OFFERING

Our Business

Casino Players, Inc. is a casino representation company licensed to do business with over 25 Casino Resorts in North America and the Caribbean. While the Company is a new entity, we purchased the entire ongoing business and assets of a former entity known as Casino Rated Players, Inc., including the name "Casino Rated Players," the web site, good will, and marketing materials and strategies, and we are continuing that business.

A casino representation company ("Rep Company" or "Casino Rep Company") is a company that markets Casino Resorts to low and high rollers receiving a commission based on the Player's loss or total wagers during the Players stay at the Casino. The Rep Company is an extension of the Casino's marketing department. The Casino Rep Company needs 2 licenses to qualify as a legitimate company: a Gaming license from each state and then another background check is done by each Casino in an effort to qualify for the Casino License.

The Company's goal is to add another Revenue Stream from Cruise passengers that desire to play Poker instead of Casino slots or Table games. The company operated one 7 night cruise Mini Poker Tournaments before the ship moved from the Caribbean to the Mediterranean. The Poker Tournament was to be available to all passengers, but the Cruise line changed their decision when we boarded the ship and only let play our 10 Poker passengers, denying the other 1,800 passengers the opportunity to play. The financial results were disappointing because we had 12 staff on board and were limited to only our cruise Players. The company generated enough income to cover wages, cabins, and related expenses for the week and net $1,400. We are in discussions with another cruise line to lease public space and offer Mini Tournaments to all cruise passengers. The one Poker cruise generated $1,400 net revenue compared to the year 2005 total revenues, including Poker Cruise, which totaled $7,755.

The current status of the business has produced $50,650 in commissions for the year ended 2006 and $73,641 for 1st Quarter 2007. Funding is needed for the company to implement the business plan and generate revenues for the future.

Casino Rated Players ("CRP") was one of 4 subsidiaries of Invicta Group Inc and operated from July 2004 until sold Sept 2005. CRP generated $54,177 in sales and losses of $51,518 for the period from July through December 2004 and a loss of $26,032 for the first 9 months of 2005 fiscal year. CRP was sold because it was not profitable and Invicta was unable to invest into marketing. CRP was the only subsidiary sold, and the other three were dissolved in 2005.

The Company losses for 5 months 2005 were $155,562 with revenues of $7,755.The year end losses for 2006 were $196,493and 1st Qtr losses of 2007 were $51,964 based on revenues of $50,650 and 73,641, respectively.

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                                The Offering

Securities Offered by the Company   Maximum Shares Offered: 8,000,000 shares
                                    of common stock

Price Per Share                     $.25

                                       1
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Minimum Purchase                    None

Securities Offered by the Selling   Maximum Shares Offered: 6,000,000
Shareholders                        shares of common stock

Price Per Share                     $.25

Minimum Purchase                    None

Common Stock Outstanding before
Offering                            29,300,000 shares of common stock

Common Stock Outstanding after
Offering                            If All Shares sold: 37,300,000 shares

Estimated Total Proceeds            If All Shares Sold: $2,000,000

                                    If 50% of Shares Sold: $1,000,000

                                    If 25% of Shares Sold: $500,000.

Net Proceeds after Offering         If All Shares Sold: $1,950,000
Expenses

Offering Expenses                   If Any Shares Sold: $50,000

Use of Proceeds                     Other than the expenses of the offering,
                                    the proceeds of the offering will be used for salaries, office lease, office equipment, telephone, office supplies, internet service fees, website development, corporate filing fees, business license and taxes, advertising and inventory acquisition. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

         [The balance of this page has been intentionally left blank.]

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Selected financial data

The following financial information summarizes the more complete historical financial information included at the end of this prospectus.


                                   As of                    As of
                              December 31, 2006        December 31, 2005
                             Casino Players, Inc. Casino Rated Players, Inc.
                             ____________________ __________________________
                                  (Audited)               (Audited)

Balance Sheet

Total Assets                     $     28,153           $       2,145
Total Liabilities                $    307,674           $      82,500
Stockholders Equity (Deficit)    $   (279,521)          $     (80,346)

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                                Three Months ending    Three Months ending
                                  March 31, 2007          March 31, 2007
                              Casino Players, Inc. Casino Rated Players, Inc.
                             _____________________ __________________________
                                  (Unaudited)             (Audited)

Income Statement

Revenue                          $     73,641           $      25,061
Cost of Sales                    $     65,021           $           0
Total Expenses                   $     60,584           $     178,227
Net Loss                         $    (51,964)          $    (153,166)

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                                 RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus.. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected.

1.	You may never realize a return on your investment. THERE IS NO ASSURANCE
THAT A PURCHASER OF SHARES WILL REALIZE A RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE HIS ENTIRE INVESTMENT IN THE COMPANY. To date, the Company has limited operations and revenues. We have never earned a profit and there can be no assurance that we will ever achieve profitable operations. Our ability to implement our business plan is dependent, among other things, on the completion of this Offering. If we fail to raise any or a sufficient amount of money in this offering, we may fail as a business. Even if we raise sufficient amount of funding in this Offering, there can be no assurance that our business model will succeed.

2.	Our limited operating history will make it difficult to evaluate an investment in our common stock. Casino Players commenced operations in July 2005, which may make it difficult for you to evaluate our business and prospects based on prior performance. We have limited revenues, and our business model requires us to secure working capital for marketing expenses. If our model fails, then we will fail as a company. While we did purchase assets of our predecessor, Casino Rated Players, Inc., that business had been dormant from March 2005 to December 2005 because of lack of working capital to market the services; therefore, when we purchased these assets, we had to recommence the business and to attempt to raise necessary working capital to market our services. Unless we raise sufficient funds in this offering, we won't be able to succeed in our business model.

3.	The Offering Price of the Shares has been arbitrarily determined. There has been no prior market for our common stock or other securities. We have determined the offering price of the Shares arbitrarily, and this price does not necessarily bear any relationship to our assets, net worth, results of operations, or any established criteria of value. The offering price should not be considered an indication of the actual value of the Shares.

4.	We may have challenges managing our growth. We can't assure you that our systems, procedures and controls will be adequate to support our operations as they expand. Presently, Mr. Forhan and Mr. Fahoome are the entire management team. If we succeed in raising capital, and if our managers effectively utilize that capital and we grow quickly, such future growth could impose significant added responsibilities on them, including the need to identify, recruit and integrate new senior level managers and executives. We can't assure you that such additional management will be identified and retained by us. If we are unable to manage our growth efficiently and effectively or are unable to attract and retain additional qualified management, then there could be a material adverse effect on our financial condition and results of operations.

5.	We face very strong competition from Casino Reps.  Certain of our Casino
Rep competitors are much larger and well established and have significant financing in place for growth. There are over 800 similar Casino Reps in the marketplace. They may have lower overhead cost structures and may, therefore, be able to provide their products at lower prices than we can. We have elected to focus our marketing efforts on a niche of smaller-stakes players (and their families) who do not have the financial clout to request free or heavily discounted rooms at many casino destinations. Therefore, we can give no assurance that we will ever be able to secure long-term and profitable customer accounts.

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6.	We also face very strong competition from Casinos.  Casinos are our strongest competition and spend millions of dollars to advertise their loyalty programs to past Casino Players. In addition, they send direct mailing invitations to our past guests and offer them free rooms and amenities, which exceeds our services. Casinos also have Hosts on site to take care of Players and have the ability to offer more complimentary services then we can offer, which sways the Player to go directly to the Casino Host for their next trip, versus using us.

7.	Player referrals to Casinos are currently our only revenue stream.  CRP derives revenues from Casino Referrals that are paid on the Players betting volume and or losses. The Company faces the risk that a Player will not play as much as is required to qualify for a commission, resulting in the Casino not paying CRP a commission. This could affect the relationship with the Casino and the company if it happened on a regular basis. Our business model requires us to expend significant sums on marketing our web site in order to attract new players to use our services. Player referral to casinos is the only way in which we create revenue. If we do not raise sufficient working capital, then we won't be able to compete.

8.	The voting control by our directors and officers will make it impossible for other stockholders to effect change even if they are dissatisfied with management's performance. Mr. Forhan and Mr. Fahoome, together, beneficially own approximately 60% of Casino Players' currently issued and outstanding shares of common stock. Moreover, Mr. Forhan is one member of a 3 member board of directors of Invicta Group, Inc., which owns approximately 13% of the Company's outstanding shares. Therefore, standing alone, Mr. Forhan could possibly exercise nearly individual control of the Company if he is able to control the voting of Invicta's shares. Certainly, Mr. Forhan and Mr. Fahoome, if they act together, can control the Company for the foreseeable future. Even if all 8,000,000 of the shares covered by this Registration Statement are sold, Mr. Forhan and Mr. Fahoome will continue to own more than 46% of all outstanding shares, and will, as a practical matter, be able to prevent other stockholders from participating in decisions, such as the election of directors, which affect our management and business direction. In addition, to the extent that Mr. Forhan can control the board of directors of Invicta
Group, he and Mr. Fahoome, together, could continue to have absolute voting control of the Company.

9.	We are Dependent On Key Personnel. We believe that our success will depend on the experience of Messrs Forhan and Fahoome. But we will also need the services of other qualified personnel. The loss of key personnel or the inability to hire and retain qualified employees could have an adverse effect on our business, financial condition and results of operations.

10.	Our corporate structure has certain Anti-Takeover aspects. Our Board of
Directors has the authority to issue shares of preferred stock in one or more series and to fix the rights and preferences of the shares of any such series without stockholder approval. Any series of preferred stock is likely to be senior to the Common Stock with respect to dividends, liquidation rights and, possibly, voting rights. In addition, since effective control of the Company is held by Mr. Forhan and Mr. Fahoome voting together, they can limit or prohibit others from attempting to take over control of the Company and could have the effect of discouraging unsolicited acquisition proposals and other attempts to buy our company. Further, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to our shareholders.

11.	We may never Pay Dividends. To date, we have not paid any cash dividends on our common stock. And even if we become profitable in the future, it is likely that we will retain much or all of our future earnings to finance future growth and expansion. Therefore, we do not presently intend to pay any dividends, and it is not likely that we will pay any dividends in the foreseeable future.


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12.	There has been no prior market for our stock, and there may only be limited ways to transfer your shares. No prior market has existed for our securities, and we can't assure you that a market will develop subsequent to this offering. You must be fully aware of the long-term nature of an investment in the Company. The Shares are being offered and sold pursuant to Registration under the Securities Act of 1933, as amended (the "Act") and similar provisions of applicable state laws. While it is our intent to apply for listing of the Shares for trading on the Over the Counter Bulletin Board (OTCBB), we can't assure you that we will be successful in such application or, that if we are successful, that a market for our common stock will ever develop or continue on the OTCBB, purchasers of Shares will need to bear the economic risk of the investment for an indefinite period of time. Ownership of the Shares must be considered a long-term, non-liquid investment. Prospective investors will be required to represent in writing that they are purchasing the Shares for their own account, for long-term investment only, and not with a view towards resale, fractionalization, division, or distribution.

13.	There is No Minimum Number of Shares we have to sell in this Offering.
We are making this offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations and cash needs and to achieve our objectives could be adversely affected if the entire offering of Shares is not fully subscribed for.

14.	State Blue Sky laws may limit resales of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a nonissuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they 'recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption:
Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

15.	Investors in Casino Players' shares will suffer immediate and substantial dilution from the price they pay for the shares. Investors in Casino Players' shares will acquire a minority interest in Casino Players, but will make a substantially greater financial investment than will the existing stockholders. There will be an immediate loss of value in the event Casino Players were to be liquidated and the entire net tangible book value were to be available for distribution to the common stockholders. At December 31, 2005, Casino Players net negative tangible book value was a negative $80,362 or $(.0027) per share of common stock, with approximately 29,300,000 shares, issued and outstanding. Net tangible book value per share represents total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding. Assuming the sale of all 8 million shares offered by Casino Players under this Offering Statement at a public offering price of $.25 per share, of which there is no assurance, and after deducting the estimated expenses of this offering, Casino Players' pro forma net tangible book value at December 31, 2005, would have been $1,989,991, or $.053 per share of common stock, with 37,300,000 shares issued and outstanding. This represents an immediate increase in net tangible book value of $.055 per share to existing stockholders and an immediate dilution of $.050 per share to new investors participating in this offering. If Casino Players actually sells less than the full 8 million shares it is offering, the dilution to purchasers will increase proportionately.

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16.	Sales of a substantial amount our common stock in the future could cause our stock price to fall. Some stockholders hold a substantial number of shares of our common stock. If we are successful in developing a secondary market for our shares, then sales of a substantial number of shares of our common stock within a short period of time in the future could impair our ability to raise capital through the sale of additional debt or stock and/or cause our stock price to fall. Typically, if the market for a company's stock is not highly liquid and the holder of a substantial number of shares attempts to sell quickly a large number of shares, the price for the shares will decrease, sometimes at a rapid rate. In this situation, potential equity or convertible debt funders to the Company may be reluctant to provide financing since the value of their equity rights might decrease substantially. Also, the value of your shares might decrease substantially.

17.	The trading price of our common stock could entail additional regulatory requirements which may negatively affect the trading. If our shares are listed and commence trading on the OTCBB, the trading price of our common stock will be below $5.00 per share. As a result of this price level, trading in our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"). These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock. As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

18.	Casino Players has issued additional stock which, although not offered under this Offering Statement and presently ineligible for sale to the public, could be sold into the public market in the future and depress the market price for Casino Players stock. As of the date of this Offering Statement, there are 29,300,000 shares of Casino Rated Players common stock issued and outstanding. 6,000,000 of those shares are offered for sale to the public under this Offering Statement, leaving 23,300,000 shares available for sale into the public market at some time in the future. These sales may take place under a future registration statement or, after stock has been outstanding for more than one year, pursuant to Rule 144, which places a limit on how many shares can be sold by an individual in a three month period, and imposes other requirements on the sale. The bulk of these shares become eligible for sale under Rule 144, subject to the individual volume limitations on sales during a three month period, beginning September 2006. Each of the holders of these shares, who are Casino Players directors and officers, could begin selling approximately 290,000 shares into the market every three months after that date, subject to satisfying the notice, transaction and public information requirements of the Rule. Beginning in September 2007, these shares can be sold without restrictions or limitations, assuming the holders are at that time no longer affiliates of Casino Players. The introduction of these shares, even in limited quantities, into the market place could result in a decline in the market price for Casino Players common stock as a result of supply exceeding demand.

19.	Sales of our common stock by the selling shareholders in a concurrent offering may depress our stock price. As there is no market for our common stock, the shares being offered for resale by the selling shareholders will be offered and sold at the fixed price of $0.25 per share for the duration of this offering or until the shares become quoted on a securities market, such as the Over the counter Bulletin Board or securities exchange. Sales of a substantial number of shares of our common stock by the selling shareholders within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

20.	We plan to use our stock to pay for future acquisitions and this would be dilutive to investors. We plan to use our stock to pay for future acquisitions, and believe that doing so will enable us to retain a greater percentage of our operating capital to pay for operations and marketing.
Price and volume fluctuations in our stock might negatively impact our ability to effectively use our stock to pay for acquisitions, or it could cause us to offer stock as consideration for acquisitions on terms that are not favorable to us and our shareholders. If we did resort to issuing stock in lieu of cash for acquisitions under unfavorable circumstances, it would result in increased dilution to investors.

21.	Our common stock is considered to be a "penny stock" as defined by
Section 3(a)(51) and Rule 3a51-1 under the Securities Exchange Act, and is therefore subject to penny stock regulations. These regulations could make it more difficult for you to sell shares you acquire in the offering. Our common stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. These regulations generally require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to deliver a disclosure schedule explaining the penny stock market and the risks associated with that market. These regulations also impose various sales practice requirements on broker-dealers. The regulations that apply to penny stocks may severely affect the market liquidity for our securities and that could limit your ability to sell your securities in the secondary market.

22.	The commissions received from Casinos are based upon the Players' hours played per day and amount of the average bet. The Casino will issue a report to us after the Player departs, which outlines the hours played, the amount of wins or losses, and the commission paid for delivering the Player to the Casino. We rely on the Casinos' reports and do not have the ability to independently verify or challenge them. There are times when Players have advised us that they lost more than the Casino reported; however, we do not have recourse with the Casinos.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained or incorporated by reference in this prospectus that are not historical facts are forward-looking. Such statements include, without limitation, our expectations regarding sales, earnings or other future financial performance and liquidity, product introductions, entry into new geographic regions, and general optimism about future operations or operating results. Some of these statements can be identified by the use of forward-looking terminology such as "prospects," "outlook," "believes," "estimates," "intends," "may," "will," "should," "anticipates," "expects" or "plans," or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategy or risks and uncertainties.

These forward-looking expectations are based on current assumptions within the bounds of management's knowledge of our business and operations and which management believes are reasonable. These assumptions are subject to risks and uncertainties, and actual results could differ materially from expectations because of issues and uncertainties such as those listed under the section of this prospectus entitled "Risk Factors" and elsewhere in this prospectus which, among others, should be considered in evaluating our future financial performance. Readers are advised to consult any further disclosures we may make on related subjects in subsequent reports filed with the Securities and Exchange Commission (SEC).

Additional information on factors that may affect our business and financial results can be found in our filings with the SEC. All forward-looking statements should be considered in light of these risks and uncertainties. We assume no responsibility to update forward-looking statements made in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any materials we file with the SEC at the SEC's public reference facility: room 1580, 100 F Street, N.E., Washington, D.C.20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. We have filed with the SEC a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of the Company, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

You may also request a copy of our filings at no cost by writing or telephoning us at: 2400 E. Commercial Blvd. # 618; Ft. Lauderdale, FL. 33308
Telephone: (954) 784-8280

                                USE OF PROCEEDS

Casino Players will receive net proceeds of approximately $1,950,000, assuming it is able to sell all of the shares it is offering in the Offering Statement and after the payment of expenses of this offering, estimated at $50,000. We do not have any agreement, arrangement or understanding with any securities broker-dealer for sale of the Shares. See, "Plan of Distribution". There is no assurance Casino Players will be able to sell any of the shares.

	The following table sets forth Casino Player's intended uses of the net proceeds, assuming the sale of all of the Shares.

Advertising/Branding (1)..........................................$341,000
Acquisition Rep Company (2).......................................$500,000
Web Site Improvements (3)..........................................$10,000
Professional Fees(4)..............................................$100,000
Salaries (5)......................................................$400,000
Working Capital(6)................................................$599,000

1. Advertising/Branding. We will invest $341,000 in the next 12 months to Brand the company with following Media: Direct Mail Postcards: $25,000; Cable
TV: $100,000; News Print $150,000; Internet Banner Ads: $30,000; Internet Pop-
Unders: $24,000; and Email marketing: $12,000 per year.

2. Acquisition Rep Company. We are planning an acquisition of a rep company valued at 3 times EBITDA, assuming a $150,000 EBITDA results in an estimated purchase price of $450,000.

3.  Website Improvement.  Estimated cost at $10,000.

4. Professional Fees. We estimate cost of auditor and attorney fees at $100,000/year.

5. Salaries. Depending on the total raised by this offering, we will staff up administratively as needs require.

6. Working Capital. Represents all general and administrative costs, including wages, office rent, phones, and an acquisition of 1 or more Casino Rep Companies. This will also serve as a reserve.

     	Casino Players expects the net proceeds from the sale of fifty percent of the shares will sustain its operations for a period of twelve months. Revenues generated during this period could extend the period over which Casino Players can use the net proceeds; however, we have sustained net losses since inception in 2005, which means in the past we have been unable to generate positive cash flows to finance the business. There is no assurance that the net proceeds will be received in time to meet Casino Player's needs. Casino Player's board of directors reserves the right to reallocate the use of proceeds to meet unforeseen events. Pending their use, Casino Players may deposit proceeds in commercial bank accounts or invest them in money market funds for short term government obligations.

$276,000 of deferred compensation is due to Mr. Forhan and Mr. Fahoome through March 31, 2007 for salary, and $347 is also owed to Mr. Forhan for money he advanced for organizational fees.

Listed below are the estimated Use Funds based on the percent of money raised

			25%		50%		75%		100%

Total Funding:		$497,500	$975,000	$1,462,500	$1,950,000

Advertising/Branding	$60,000		$120,000	$200,000	$341,000

Acquisitions		0		0		0		$500,000

Web Site Improvements	$10,000		$10,000		$10,000		$10,000

Professional Fees	$50,000		$50,000		$75,000		$100,000

Salaries		$250,000	$300,000	$400,000	$400,000

Working Capital		$117,500	$495,000	$777,500	$599,000

Subscription proceeds will be deposited directly with the Company, and no escrow arrangement will be utilized. Such proceeds will be available for immediate use by the Company, subject to rescission rights by certain state residents. No minimum number of Shares must be sold in order for the Company to use subscription funds.

	The Company has the right, in its sole discretion, to reject any subscription for any reason whatsoever at any time prior to the termination of the Offering. If the Company does not accept a Subscription, then subscription funds will promptly be refunded to the subscriber, without interest.

We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholders. See the section of this prospectus entitled "Selling Stockholders."

THE FOREGOING REFLECTS ONLY ESTIMATES OF THE USE OF THE PROCEEDS FOR 25% TO 100% OF THE MAXIMUM SUBSCRIPTION. IF LESS THAN 25% OF THE MAXIMUM SUBSCRIPTION IS ATTAINED, THE AMOUNTS WILL BE ADJUSTED APPROPRIATELY. ACTUAL EXPENDITURES MAY VARY MATERIALLY FROM THESE ESTIMATES.

                        DETERMINATION OF OFFERING PRICE

We have determined the offering price of the Shares arbitrarily. In determining the offering price of the Shares we considered several factors including the following:

 	*	prevailing market conditions, including the history and prospects for the industry in which we compete;

 	*	our future prospects; and

 	*	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

The selling stockholders are offering their shares of common stock for sale in this offering. The selling shareholders will sell our shares at $.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

                                   DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At December 31, 2005 our common stock had a pro forma net tangible book value of approximately $(80,400) or $(.027) per share. After giving effect to the receipt of the net proceeds from the maximum offering offered in this prospectus at an assumed initial offering price of $0.25 per share, our pro forma net tangible book value at December 31, 2005, would have been $1,920,000 or $.176 per share in the maximum offering. This represents an immediate increase in net tangible book value to our present stockholders of $595,000 in the maximum offering. This results in immediate dilution per share to investors of $.074 or 29.6% in the maximum offering. The following table illustrates dilution to investors on a per share basis:

                                                               Maximum

Offering price per share	                               $      .25
Net tangible book value per share before offering              $  (80,400)
Increase per share attributable to investors                   $     .203
Pro forma net tangible book value per share after offering     $1,920,000
Dilution per share to investors                                $     .074

The following tables summarize, as of June 27, 2007, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of all 8,000,000 shares offered in this prospectus at an assumed initial public offering price of $0.25 per share and before any deduction of estimated offering expenses.

                                                Total Cash        Average
                         Shares Purchased     Consideration        Price
                                                                 Per Share
                         Amount   Percent   Amount    Percent

Original Stockholders   29,300,000          $293,000        0        $.01
Public Stockholders     8,000,000           $2,000,000               $.25
Total                   37,300,000 100.00   $2,293,000 100.00

                           SELLING SECURITY HOLDERS

The following section presents information regarding our selling stockholders. The selling stockholder table and the notes thereto describe each selling stockholder and the number of securities being sold. A description of how each selling stockholder acquired the securities being sold in this offering is detailed under the heading "Transactions with our Selling Stockholders."

Selling Stockholder Table

We are registering 6,000,000 shares owned by and on behalf of certain shareholders. We will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses. We will not offer any shares on behalf of any selling shareholder. None of these shareholders are required to sell their shares, nor has any shareholder indicated to us, as of the date of this prospectus, an intention to sell his, her or its shares. Selling shareholders are offering the common stock for their own accounts. Any material relationship between us and a shareholder is identified below in the footnotes to the table of shareholders.

For purposes of illustration only, the following table assumes that all of these shareholders will sell all of their shares. Alternatively, these shareholders may choose not to sell any shares currently held by them, or they may sell some lesser portion of their holdings. In these three possible circumstances, respectively, the selling shareholders would then own no shares, all of the shares they currently hold, or some number of shares less than the number of shares they currently hold.

The following table sets forth the number of shares of the common stock owned by the selling shareholders as of June 27, 2007, and after giving effect to this offering. Except as footnoted all of the selling shareholders purchased their shares in a private placement that occurred in 2005. The consideration paid is also footnoted.

Name of Selling                Shares Owned     % owned before    Shares Offered      Shares Owned      % Owned
Shareholder                    Before Offering  offering          by this Prospectus  After Offering    After Offering

Double Diamond Investments,
Inc., a Nevada corporation (1)	2,200,000	7.5%		2,200,000		0		0%

The Scott Law Firm, P.A.,
a Florida professional
association (2)			1,900,000	6.5%		1,900,000		0		0%

iVest Investments, LLC, a
Colorado limited liability
company (3)			1,000,000	3.4%		1,000,000		0		0%

David Scott (4)			2,000,000	6.8%		700,000			1,300,000	3.5%

David Dreslin (5)		200,000		Less than 1%	200,000			0		0%


(1)	Double Diamond Investments, Inc. was issued 2,200,000 shares valued at
$.01/share for services performed pursuant to an agreement with a related entity, Big Apple Consulting, U.S.A., Inc., which include 12 months investor relations services to the company valued at $22,000. Mark Kaley has ultimate voting and dispositive control of these shares.

(2)	The Scott Law Firm, P.A. acquired 1,900,000 shares valued at $19,000 at
$.01/share in a Regulation D exempt transaction in May, 2007 in exchange for services that include the completion of the registration of the shares on Form SB-2 offered by this prospectus. William S. Scott has ultimate voting and dispositive control of these shares subject to certain liabilities of the Firm.

(3) 	iVest Investments, LLC was issued stock for services that include the registration of shares offered by this prospectus on Form SB-2, and the provision of 12 months of legal services to the company to commence after the effectiveness of the registration statement valued at $29,000 for 2,900,000 shares valued at $.01/share. In May, 2007, the Company terminated its agreement with iVest and an executive stop was ordered by the Board of Directors of the Company to the Transfer Agent to halt the transfer of all but 1,000,000 shares, for services rendered, valued at $10,000 at $.01/share to iVest. J. Bennett Grocock has ultimate voting and dispositive control of these shares.

(4)	David Scott was issued 2,000,000 shares for the development of a new website (completed 12/20/06) and 2 years service of website Search Optimization, starting from completion of the new website. The consideration of services was $20,000 at $.01/share, of which 1,300,000 shares are restricted and 700,000 will be free trading.

(5)	David Dreslin was issued shares for accounting services prepared for
Auditor valued at $2,000 payable in 200,000 shares at $.01/share.

                                DIVIDEND POLICY

We have not paid dividends on our common stock, and we do not have retained earnings from which to pay dividends. Even if we were able to generate the necessary earnings, it is not anticipated that dividends will be paid in the foreseeable future, except to the extent required by the terms of any cumulative preferred stock that may be authorized and issued in the future.

                             PLAN OF DISTRIBUTION

Shares Offered by the Company

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

	Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The Shares will be sold at the fixed price of $.25 per Share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Casino Players, Inc.

Shares Offered by the Selling Stockholders

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

	*	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

	*	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

	*	purchases by a broker-dealer as principal and resale by the
broker-dealer for its account;

	*	an exchange distribution in accordance with the rules of the applicable exchange;

	*	privately negotiated transactions;

	*	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

	*	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

	*	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

	*	a combination of any such methods of sale; and

	*	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

                In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

                We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

                We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

                We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

                               LEGAL PROCEEDINGS

The Company has no past, pending or threatened litigation or administrative action which has had or may have any material effect upon the Company's business, financial condition, or operations, including any litigation involving the Company's officers, directors, or other personnel.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages and titles of our executive officers and members of our board of directors as of June 27, 2007:

	Name				Age		Position Held

	William G. Forhan		62		Chief Executive Officer
 	Joe Fahoome			55		President and Director

Set forth below is certain information relating to the Company's directors and executive officers.

All directors of the company serve one year terms and hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

Members of the Board of Directors are elected for one year terms and until their successors are duly elected and qualified. Executive officers are appointed by the Board of Directors annually to serve for one year terms and until their successors are duly elected and qualified.

William G. Forhan, Chief Executive Officer, Founder and director. From January, 2004 until the present, he has served as director, CEO and significant stockholder of Invicta Group, Inc. (OTCBB: IVGR), which was owner of a majority of the stock of Casino Rated Players, Inc., our predecessor entity. Invicta Group Inc. is an Internet Media company that sells advertising online to Travel Suppliers that offer discounts to a travel enthusiast's email database of 20,000,000. The company's 2006 revenues were $406,000 and it has 3 full time employees. The operations and finance are handled by David Scott, COO, who oversees a 1 person sales force, is a part time webmaster and part time Technical person that sends the weekly emails. Forhan's responsibility is to oversee financial and legal documents. Accordingly, Mr. Forhan is not involved in the daily operations of Invicta and his involvement does not present a conflict.

Between January, 2000 and January, 2004, Mr. Forhan was preparing a public offering of Invicta Group in various capacities. He became an officer of Invicta Group in July 2002.

From June, 1999 until January, 2000, he served as President of byebyenow.com, Inc., a South Florida-based internet travel company. ByeByeNow.com failed 12 months after Mr. Forhan left the company over a dispute with the board of directors over whether to take this company public. Byebyenow filed Chapter 7 Bankruptcy proceedings. From June, 1998 thru December, 1999, Mr. Forhan served as President of Aviation Industries Corp. (OTCBB:AVIA), a publicly traded holding company specializing in the travel industry. From January, 1994 to January, 2000, he served as President and Chief Executive Officer of Casino Airlink Inc, a tour operator operating one Boeing 727 jet aircraft with junkets for clients mostly retirees from Ft Lauderdale, Orlando and St. Petersburg, Florida to Biloxi, Mississippi, that purchased 2 and 3 night tour packages that included non-stop flight, breakfast buffet daily, accommodations at 4 or 5 star Casino Resort, and 1 buffet lunch for an average price of $200 per person. Casino Airlink was closed for 5 days after the 9/11/2001 attack and lost nearly all future deposits for the next 45 days when customers cancelled reservations and their payments were returned 100%. The company was forced to file Chapter 7 due to customers' fear of flying/terrorism and ongoing expenses for aircraft, rooms and expenses. Mr. Forhan was not involved with either company after his departure in January, 2000.

Joe Fahoome, President, Director. He served as President of Casino Rated Players, Inc, our predecessor, since August 2004. He has Casino Resort contacts in Las Vegas, Atlantic City and the Bahamas. From January 1980 to July 2004, he owned VIP Junkets in Detroit, which offered qualified players free rooms in Las Vegas, Atlantic City and the Bahamas, and tour and travel packages to over 15,000 individuals to gaming destinations. VIP Junkets no longer exists and does not compete with Casino Players. Mr. Fahoome brings his contacts from the Gaming Industry (Presidents, VP Casino Marketing, Director Player Development) to us, along with relationships with customers and suppliers (Casinos).

There are no family relationships between the named officers and directors or any selling shareholder.

Board of Directors and Committees

Currently, our Board of Directors consists of William G. Forhan and Joe Fahoome. We are actively seeking additional board members.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of June 27, 2007, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable.

			Percentage of Ownership(7)

                                                          Percentage of
                                                            Ownership
Name of            Address               Shares of
Beneficial Owner                         Common Stock   Before    After
                                         Owned          Offering  Offering(2)

William G. Forhan, 1000 S. Ocean Blvd    9,000,000      30.7      24.1
director           Pompano Beach, FL

Joseph Fahoome,    1010 S. Ocean Blvd    9,000,000      30.7      24.1
director           Pompano Beach FL.

David Scott(3)     6500 Collins Ave      2,000,000      6.8       0
                   Miami Bch Fl.

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iVest Investments, 255 S. Orange Ave.    1,000,000      3.4       0
LLC (3) (4)        Ste.1201
                   Orlando, FL 32801

Double Diamond     280 Wekiva Springs Rd., 2,200,000    7.5       0
Investments, Inc.  Suite 201
(3)(5)             Longwood, FL 32779

The Scott Law Firm, 940 NE 79th Street,  1,900,000	6.5	  0
P.A. (6)	   Suite A,
		   Miami, FL  33138


Invicta Group,     1000 S. Ocean Blvd    4,000,000      13.7      10.7
Inc. (1)           Pompano Beach, FL

All officers and                         18,000,000     61.4      48.3
directors as a group


(1) Invicta Group, Inc. is controlled by a board of directors of 3 persons, one of whom is Mr. Forhan.

(2) Assuming the Company sells all shares offered by this offering.

(3) Assuming selling stockholders sell all shares being registered in this offering.

(4) J. Bennett Grocock, counsel to the Company, controls iVest Investments, LLC, and has full power to vote and dispose of the shares of Company stock held by iVest Investments.

(5) Mark Kaley has ultimate power to vote and dispose of the shares of Company stock held by Double Diamond Investments, Inc.

(6) William S. Scott has ultimate power to vote and dispose of the shares held by The Scott Law Firm, P.A., subject to certain liabilities of the Firm.

(7) The percentages are based on a total of 29,300,000 shares of common stock issued and outstanding as of June 27, 2007 and 37,300,000 shares outstanding after the Offering is completed.

                           DESCRIPTION OF SECURITIES

The following description of the rights and preferences of the Company's capital stock is merely a summary. Each prospective investor should refer to the Company's Articles of Incorporation for a complete description of the Company's capital stock as well as to the applicable statutes of the State of Nevada for a more complete description concerning the rights and liabilities of stockholders. A Copy of the Certificate of Incorporation and Bylaws, as amended to date, are attached hereto as Exhibit 3.3.

	The authorized capital stock of the Company consists of 200 million shares of Common Stock, with a par value of $.0001 per share, of which approximately 29,300,000 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, with a par value of $.0001 per share, none of which has been issued or is outstanding.

Common Stock

	Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, holders of shares of Common Stock are to share equally in the assets of the Company available for distribution to stockholders. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

	Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

	Holders of the Company's Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions, and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

	Preferred Stock

	The Preferred Stock has been authorized as "blank check" preferred stock with such designations, rights, and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock.

The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

			(a)	The Board of Directors is expressly authorized at any
time and from time to time to provide for the issuance of shares of Preferred
Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

			(i)	the distinctive designation of such series and the
number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution by the Board of Directors;

			(ii)	the rate of dividends payable on shares of such
series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

			(iii)	whether shares of such series can be redeemed, the
time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

			(iv)	the amount payable on shares of such series and the
rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;


			(v)	the rights, if any, of the holders of shares of such
series to convert such shares into, or exchange such shares for, shares of
Common Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

			(vi)	the rights, if any, of the holders of shares of such
series to vote.

			(b)	Except in respect of the relative rights and
preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series.

Stock transfer agent

Our stock transfer agent for our securities is Holladay Stock Transfer, Inc. and its telephone number is (480-481-3940).

                                 LEGAL MATTERS

The validity of the common stock to be sold under this prospectus will be passed upon for us by The Scott Law Firm, P.A., which owns a total of 1,900,000 shares of our common stock and is included as a selling shareholder in this prospectus.

                                    EXPERTS

	Our financial statements included in this prospectus have been audited by Baum & Company, P.A., as set forth in their report included in this prospectus.

                     DISCLOSURE OF COMMISSION POSITION OF
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The company's Board of Directors may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in said Act and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

       Casino Players, Inc. was formed on July 19, 2005, as a Nevada corporation. We are a casino representative company (Casino Rep) that conducts business under the trade name and service mark "Casino Rated Players." We offer free casino resort rooms to qualified gamblers. Our business plan is to acquire Casino Rep Companies and market their products to Poker and Casino Players in the USA.

       The first acquisition was the assets of Casino Rated Players, Inc.
(CRP), a former Casino Rep Company. We acquired licenses with 25 Casinos in North America. On September 30, 2005, we closed on this purchase and paid 4,000,000 shares of restricted common stock to the owner of CRP, Invicta Group, Inc. CRP's sales for the first 7 months of 2005 were $138,616 with losses of $85,179. We began operations of this business on October 1, 2005, and received $7,755 of commission revenues for the 4th Quarter 2005; revenues for year end 2006 were $50,650; and revenues for 1st Quarter 2007 were $80,455. Independent directors of Invicta negotiated on behalf of Invicta, and Mr. Fahoome and Mr. Forhan negotiated on behalf of the Company.

       Invicta had not invested any money into CRP in 2005 and decided it did not have the funds or interest to invest and grow the business; therefore Invicta was either going to close CRP or find a buyer. Invicta had an investment of $46,082 in CRP and a liability of $43,000 for Deferred Compensation. The shares of our common stock issued to purchase these assets are restricted, were valued at $400 at closing, but will have no practical value until we can complete equity funding and thereafter implement our business plan. Invicta's board reasoned that 4 million shares of the Company's stock could return $40,000 to $1,000,000 to Invicta's shareholders (assuming the Company becomes publicly traded).

	The total transaction was valued at $43,400 (4,000,000 shares of the Company's stock valued at $400, and the assumption of the Company's deferred compensation liability of $43,000). Since the transaction was between entities with common control, the transaction will be accounted for using the historical cost of net assets. The result of this purchase was for the Company to establish a negative equity balance of $43,400. Mr Forhan is a related party as he is CEO of both Invicta Group Inc. and Casino Players Inc.

	We are focusing our marketing efforts on smaller stakes casino gamblers and their friends and families. There are not as many "High Rollers" as there are "Low Rollers." Therefore, we have focused our market on these small stakes
players.	Our targeted customer is anyone in the USA that has a thirst for gambling entertainment and a budget to lose $200 a day or more.

	A Casino Rep must qualify for a gaming license in every state that offers gambling and then with a respective casino resort that is offering a commission for the Rep's delivering eligible players to their property. Once a Casino Rep is licensed with a casino resort, it may request free rooms or suites for qualified Players and receive a commission from the dollars played. There are over 800 Casino Rep companies in the USA that are licensed in one or more states, each receiving a commission from the licensed casino resort. Casino Resorts utilize individuals Reps to market their casino play to High and Low Rollers and pay a commission to licensed individuals and companies that send qualified Players. Casino Rep applicant must have a financial and personal background approval, including references of strong character, by each state or Government that has legalized gambling. The objective of the States is to keep the image of the Gaming Industry clean and to assure Casino Resorts that a thorough investigation has been completed. The Casino will also do its own personal investigation of a potential Casino Rep, even though the state has approved the individual to receive commissions from a licensed Casino Resort. An annual fee is charged by the state ranging from $700 in Nevada to $800 in Mississippi and is renewable annually when the Rep pays a renewal fee and receives a new favorable background check from his local police department. The Company's President, Joe Fahoome, has licenses in Nevada, New Jersey, Connecticut, and the Bahamas, and William Forhan is licensed in St. Kitts, the Bahamas and Nevada. The Company needs at least one officer to be licensed to qualify for commissions from Casino Resorts. The licenses were obtained by completing each state's due diligence forms and receiving a background report from a local police department.

Qualification for free rooms typically is based on a gambler's having to play table games or slot machines for a minimum of 4 hours per day, with average hands between $50-$150 for table games and $1-$5 for slot machine play. We market via Email and PopUp ads online to gaming players that are online gamblers. We primarily target the smaller stakes player who does not have the financial clout to request free rooms at many casino destinations.

Casino Players has a data base of qualified players to whom we offer free rooms, meals, and transportation. We also will subscribe to additional data bases once we have financial resources to do so. We target these players via direct mail and personal phone calls. We offer gamblers with a history of legal gaming activity the opportunity to visit casino properties in the United States and the Caribbean and to obtain complimentary rooms, meals and other services. The availability and extent of complimentary products and services is dependent upon the gaming history of the player. In general, Casino Players is compensated by the casino resort based upon a percentage of the players' betting activity. The percentage of our compensation varies from casino to casino, but generally averages between ten and fifteen percent of the players' estimated average bet per hand multiplied by the estimated number of hands per hour of play in domestic casinos, and ten to fifteen percent of the players' estimated losses at Caribbean casinos. Casinos do not deduct the cost incurred to obtain a Player from a Casino Rep's commission. If a Player visits a Caribbean Casino and becomes a winner, the Casino pays the Rep a flat fee of $50-$100 for delivering the Player to the Casino.

The Casinos offer all Players, at hotel check in, a Players Card that is used for tracking players waging activity. When a Player plays slots, they put their card into slot machine and remove when they are done; the Casino tracks via computer the time played, average bet, total bet, and win or losses. The Player that plays a Table game (such as Craps or Black Jack) put their Players Card on table and a Host from Casino manually records when they started and ended gaming play; the amount of wages are watched from cameras and so noted. The tracking for Slots are accurate, the Table calculation have a potential for inaccuracy.

	The casinos have no recourse against us if the players we provide them don't gamble at the levels expected, but if, over time, the casinos don't feel they are getting sufficient revenue from our efforts, they can limit the number of discounted rooms available to us, which would have a material impact on our business model. The Casino will often take a Rep company's reference for a new Player and provide him a complimentary room. Traditionally, a Casino does not offer anything free to an unknown Player, but will offer the Player an opportunity to Play to Qualify. The Casino will offer a Casino rate for a room (normally 50% off the rate a non player pays, for a maximum of 3 nights). The Player checks into the Casino with a credit card with the understanding he will be charged a Casino Room Rate if he/she does not qualify for a free room. The Casino will have a Player's rating ready for early morning check out, and, if they played for the minimum qualifications, they will receive a complimentary room and are invited back for a free room in the future. If the Player qualifies, the Company receives its commission, and if the Player does not qualify, then nothing is paid to the Company and the Player pays for the room.

Joe Fahoome is licensed at 14 of Harrah's Casinos, Nassau Bahamas' Crystal Palace and Atlantis, Foxwoods' Casino located in Connecticut, and Trump Plaza Casino in Atlantic City. Casino Players is also targeting to acquire several other strategically located Casino Rep companies in an effort to increase revenues and clout with casino resorts. We can negotiate better commissions based on increased volume and quality of referred players. Casino Resorts pay commissions ranging from 10 to 15 percent of theoretical (Casino term meaning measurement of Player's play determined by multiplying hours played times average bet: 4 hours x $100 table bet = 400 Theo). A Rep normally promotes 1 Casino in a city so he can generate higher commissions from the Casino. We would like to acquire a few Rep companies each year to increase commissions and revenues without generating any additional cost to send more Players. We have talked to one Rep company informally and they have an interest in our business plan, but we have not pursued an acquisition due to lack of capital. Any acquisition likely will require that we have success in this offering.

We are interested in acquiring 1 to 3 Casino Rep Companies a year and intend to use available cash and newly issued shares of common or preferred stock to pay for the acquisitions. The Casino Industry has over 800 Casino Rep Companies, and there are several reasons to acquire Casino Rep Companies: increased revenues and profits for us, more clout with Casino Resorts resulting in higher commissions, entry into new marketplaces (Rep Companies have exclusive territories to market in), plus acquired Rep Companies will send Players to our sponsored Poker Tournaments on Caribbean Cruises. We intend to contact Rep Companies that are referred by Casinos and that our officers already know. CPI will not limit our targeted acquisitions by location, we will target only profitable companies that have management that we fell we can trust to grow our business. Potential acquisition targets will be likely purchased at the price approximately equal to 3 times their EBITDA. Assuming EBITDA of $150,000, the purchase price would equal $450,000. We do not plan to hire additional employees, as we expect our current staff to handle the additional business.

	The Company will market Poker Mini Tournaments on board Caribbean Cruise lines. We sell cabins (40 - 50) to poker players and operate Poker games when the ship is at sea. We will bring our own poker tables and dealers to operate these Tournaments. The Tournaments will be played in the card room using four Poker Tables for 10 Players and a dealer. The dealer will be an employee of the Company and we will be responsible to pay the cruise line for all cabins used. The dealers will be compensated for wages and all tips are his/her to keep. We will have no risk of losses to run the Mini Tournaments: the winner's money is a portion of the money paid to buy into the game. A Mini Tournament is played with a table of 8-10 Players and is over when one Player has all of the chips (about 1 hour). The Mini Tournament is available to all passengers on board. Our revenue is generated from each Poker Player's Buy-In and the commission earned for cabins sold to the public. Our expense is our cost for marketing expenses, dealer's wages and cabins. We will pay the cruise line a fee based on revenues generated on each sailing. We will not need a license to operate Poker Tournaments. We also have the opportunity to offer free cabins to qualified Casino Players and receive a percentage of their losses; if they win, we receive zero compensation from the Casino. Management has limited experience (operated one 7 night cruise mini Poker Tournament) in operating
Mini Poker Tournaments onboard Cruise lines. We have the contacts to hire experienced dealers and Poker operational manager, and will do so for all sailings. We do not have contracts to operate Poker Tournaments. We will negotiate the agreements after we secure funding to promote the sale of 40-50 cabins to Players.

In July, 2005, the Company purchased all of the assets of Casino Rated Players, Inc., a subsidiary of Invicta Group, Inc., in exchange for issuing to Invicta 4,000,000 shares of the Company's common restricted stock. These assets included the name "Casino Rated Players," the website www.casinoratedplayers.com, and a data base of former customers and players. This transaction was negotiated principally by Joe Fahoome and David Scott, as part of a series of transactions being undertaken by Invicta to liquidate itself of under/non-performing assets. The Company issued to Invicta 4,000,000 shares of its restricted common stock as the purchase price for these assets, which have no tangible value. There was no material effect on either Invicta or the Company from this transaction. Mr. Forhan and David Scott, both officers and directors of Invicta, are affiliates of the Company, but received no compensation or benefit from this transaction.

CasinoRatedPlayers.com

At our website, Qualified Players may request free rooms at a participating casino resort. As the on-line travel services industry continues to evolve and mature, Casino Players believes consumers will increase their patronage of easy-to-use web sites that provide a broad range of travel services including: airline transportation, accommodations, travel packages, as well as the ability to request free rooms for qualified players. We have targeted this niche audience to focus our marketing efforts on an ever-growing segment of the population.

Visitors to our website are greeted by a home page from which they can select the Casino Resort they desire to travel to. Once the desired casino is selected, the visitor can make payment of the $30 administrative fee with a major credit card.

Marketing

Our marketing plan includes direct mail letters and post cards to our database of over 10,000 past customers; weekly advertising in the travel section of Sunday newspapers; email to purchased opt-in databases of gamblers; and Pop-Up and Pop Under ads of online casinos and gaming sites. Our database is only available to us. The database has grown to over 10,000 people from Joe Fahoome's Casino Rep Company that was headquartered in Detroit, Michigan. Joe Fahoome has an additional database of over 15,000 past tour and travel customers and 200 Players that he did business with in the past 5 years. Mr. Fahoome co-owned a Casino Rep Company in Detroit for 25 years and operated Tour and Travel packages to Las Vegas, Nassau, and Atlantic City. He also sent Players to Casino Resorts in those locations. Joe Fahoome's company, VIP Junkets Inc., was dissolved on June 30, 2004.
Our marketing will include internet Email to Gamblers, we will lease the list and hire the Broadcasting Company to send Emails to Gamblers that have Opt-in for gaming information to be sent to their respective addresses. We have used 2 Broadcast Companies in the past and will continue to use Emails and Pop up Ads to market our services with these companies and their competitors. Through our affiliation with certain casinos, we offer free rooms to qualified players, discounted rooms to players that try to qualify for free rooms, and poker cruises that sail 4-7 nights in the Caribbean. We use the services of companies that specialize in Email Internet Broadcasting to send Email invitations to a leased database of opt-in Gamblers that are seeking Gaming invitations to visit Casinos. We also use the same companies to generate Banner Ads and Broadcast Pop-Ups to individuals that gamble online. We believe an online Player is also interested in enjoying the excitement of a Casino Resort environment, especially if they can receive a free room or a Casino Rate that offers the Player an opportunity to earn a free room (Play to Qualify). We rely on their suppliers (Internet Broadcasting Company) to get past ad blockers and filters. We have not used a company for Pop Ups, but intend to contract for 200,000 Pop-Ups per month to online gamblers, offering free rooms at Casino Resorts. If we are successful we will increase the Pop-Ups to 400,000 to 1 million/month based on our anticipated cost on $1,000 for every 50,000 Pop-Ups that appear.

We will learn of a Player's gaming history by asking the potential Player a series of questions and then contacting the Casino at which the Player claims he should receive complimentary rooms, to verify his/her playing history. The Casinos also have a service for verification of a Player's credit and playing trends, which is checked by using the Player's name, address, and birth date. The service is not available to Casino Rep companies directly, so we must contact the Casino for verification. The Casino determines the play of the Player and prepares a report to the Casino Rep Company that verifies the average bet, hours played, amount won or lost and commission due to the Casino Rep. The Report is generated by visually observing and monitoring of Table Games (craps, blackjack roulette, etc) and the Slot Play is measured by the slot machine computer chip by the minute. The complimentary room policy is also available directly from the Casino Resort since the Casino's marketing department is constantly soliciting Players to visit their Casino by offering free rooms as a motivation to play at the Casino where they stay instead of going to other casinos. The Casinos are trying to increase their database of Players. The Casino Rep's commissions are protected by the Casino if the Player was delivered by a Casino Rep and the Player has been to the Casino in the past 12 months.

Competition

We face competition primarily from Casino Resorts themselves. The casinos have databases tracking players at their casinos and offer free rooms when rooms are available. They may also contact Casino Players' customers directly, if they have not traveled to the respective casino in the past 12 months. Other Casino Rep companies are also our competitors, but they normally contact players from their respective territories based on their corporate locale.

Casinos like Harrah's and MGM Grand have multiple locations throughout the USA and they consolidate their Player Development names from each Casino and will target direct mail promotions to the qualified Players offering more amenities then a Rep Company can offer (free dinner and shows, wine with meals, larger rooms and suites). We do not have our own Loyalty Program, but our Players will also receive points from the Casino when appearing as our customers. We also offer more locations to visit in the Caribbean Islands and independent Casinos like Foxwoods in Connecticut. We have agreements with the Casino Resorts that allow us to keep our Players for 1 year, whether the Player contacts the Casino directly or the Casino obtains a Player from a marketing campaign. The Player receives a code that remains with him.

Our Products and Services

We offer discounted casino tour packages to website customers, and complimentary rooms and suites to qualified players. We create our own Casino Tour and Travel packages to Bally's Las Vegas Casino that includes: hotel room, transfers from Las Vegas International airport to hotel, bags in and out, 2 buffet meals,1 ticket to Las Vegas show Jubilee, $25 match play coupon, air transportation optional and discounted Wine/Spa/and other coupons.

	We do not use a 3rd party website for our customers' use.

	We are not dependent on any one customer or supplier. We need the licenses with Harrah's Casinos to send Players and earn commissions at 14 Casinos. If we lost our license with Harrah's, we would seek similar license from competitive Casinos in the marketplaces desired.

Employees

Casino Players currently employs two executive officers and one part-time employee. William Forhan serves as CEO of Casino Players as well as Invicta group, Inc. Casino Players may add additional full time employees, subject to sale of the shares covered by this Registration Statement, in order to fully staff its operations. We will hire additional staff as needed. We plan to hire reservation staff to support the phone calls received for reservations for Casino Packages, Poker Cruises, internet emails from Players seeking free rooms at Casino Resorts, plus we'll hire general administrative staff, 1-2 accountants, 1 webmaster, 1 Director of Marketing, and 1 Controller.

We have not spent any money to develop our website. We are currently updating the "Casino Rated Players" website and have hired a webmaster, at estimated cost of $8,000. We will lease customer databases from Internet Broadcasting Companies for Emails and Pop Ups, at the cost for Pop-ups at $1,000 per 50,000 Pop ups and Email cost of $3,000 per 1 million opt-in gamblers.

Offices

Casino Players leases approximately 1,800 square feet of office space located at 2400 E. Commercial Blvd. # 618; FT. Lauderdale, FL. 33308. The monthly lease is $3,900 and we have subleased half of the space to keep our current expenses as low as possible. This facility is adequate for our current operations; however, as our business expands, we will need additional space. In addition, we have leased an office in Southfield, Michigan. The Southfield office lease is for a year term and will terminate August 31, 2007 and renewable annually. We share office space and sublet approximately 400 square feet and have use of the Conference room as needed. The cost is $150/month.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Casino Players Inc (CPI) plan of operations is targeted to Casino low rollers that are seeking free hotel rooms and Poker Players that want the excitement of a Caribbean Cruise and play in Poker Mini Tournaments.

The Operations of the company will consist of administrative staff handling internet emails and telephone calls from potential players. The size of the staff will be relative to the success of the marketing results derived from Marketing and Advertising/Branding investment. The company will use $975,000 of equity funds raised for advertising and G&A Expenses if 50% or more of the Offering is completed as follows:

(1) Advertising/Branding. We will invest $120,000 of annual budget of $340,000 to Brand the company with following Media: Direct Mail Postcards: $12,000; News Print $50,000; Internet Banner Ads: $15,000; Internet Pop-Unders:
$12,000; and Email marketing: $31,000 per year

(2) General Administrative: The company will utilize $710,000 for all G&A Expenses including staff wages of $300,000 and professional fees of $50,000 and $360,000 per year for all other G&A expenses..

(3) Working Capital: The company's working capital will be $495,000 that will be used as needed to implement the business plan.

Casino Players expects the net proceeds from the sale of fifty percent of the shares will sustain its operations for a period of twelve months. Revenues generated during this period could extend the period over which Casino Players can use the net proceeds.

The company has not had advertising funds to market its services. We started tour and travel packages to Las Vegas and Caribbean Cruises that have generated sales of $36,138 in the 4th Quarter 2006, and $80,455 for the 1st Quarter 2007; both paid in full. We also have contracted 20 passengers to travel to Las Vegas in August 2007 and 50 gaming passengers sailed on a Caribbean Cruise in March 2007. We anticipate revenues increasing after marketing dollars are available to promote the companies services; even though revenues over the past 18 months have been insignificant and the trend has been decreasing.

The company's 2006 Revenues were $50,650 compared to $7,755 in 2005, and the 2006 losses were $196,493 compared to losses of $360,310 in 2005.

Cautionary statement identifying important factors that could cause our actual results to differ from those projected in forward looking statements.
Critical Accounting Policies

                Our discussion and analysis of financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements require management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition.

                We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. Critical accounting policies identified are as follows:

Revenue Recognition

                We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (SAB 104), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability is reasonably assured.

                 Revenue recognition for the business is recorded when the commissions are received from the Casinos regarding a Player that has been sent and actually qualified for commission. We do not recognize commission from Players until the check is received from the Casino.

                            DESCRIPTION OF PROPERTY

As of March 31, 2007 the Company's total assets are $21,810.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sale of the assets of Casino Rated Players, Inc. to the Company was negotiated by Director David Scott of Invicta, and by Mr. Fahoome and Mr. Forhan on behalf of the Company. Mr. Forhan was also a Director of Invicta during the negotiations and remains as such. Invicta had not invested any money into CRP in 2005 and decided it did not have the funds or interest to invest and grow the business; therefore they were either going to close CRP or find a buyer. Invicta had an investment of $46,082 in CRP and a liability of $43,000 for Deferred Compensation. The shares of our common stock issued to purchase these assets are restricted, were valued at $400 at closing, but will have no practical value until we can complete equity funding and thereafter implement our business plan. Invicta's board determined that 4,000,000 shares of the Company could return $40,000 to $1,000,000 to Invicta's shareholders (assuming the Company becomes publicly traded). The total transaction was valued at $43,400 (4,000,000 shares of the Company's stock valued at $400, and the assumption of the Company's deferred compensation liability of $43,000). Since the transaction was between entities with common control, the transaction will be accounted for using the historical cost of net assets. The result of this purchase was for the Company to establish a negative equity balance of $43,400.

See the Selling Stockholder Table and footnotes on page 12 for a description of shares issued for services and their consideration.

There have been no promoters involved with the Company.

In 2006, the Company received a $50,000 loan from Invicta for the purpose of securing an office lease that would house both Invicta and the Company,
sharing office expenses 8 months.  The Company has repaid   $14,000 of the
loan that matured April 1, 2007, $30,428 of which is due as of 6/6/07. This amount will be repaid 30 days after company begins trading.
We have terminated all internet links on our website to Invicta Group and its subsidiaries that offered air line tickets, hotels and tours. We may add another supplier in the future, but the objective is to provide more content to our website versus generating a little more revenue. The commissions received for booking hotels and airline tickets are very small and not projected in our business plan, nor will their loss have any material impact on our business.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company is filing this registration statement and the accompanying financial statements in order to become a fully reporting company and obtain a listing on the OTC Bulletin Board.

Dividends

 As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the business.

Any future determination to declare and pay dividends will be made by our Board of Directors in light of our earnings, financial position, capital requirements and other factors that our Board of Directors deems relevant.

                            EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years 2004, 2005 and 2006, and whose salary and bonus exceeded $100,000 for the fiscal years ended 2004, 2005 and 2006, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

              Long-Term Compensation

        Annual Compensation      Awards      Payouts

(a)                 (b)     (c)        (d)       (e)             (f)               (g)                    (h)        (i)
Name and principal  Year    Salary ($) Bonus ($) Other Annual    Restricted Stock  Securities Under-lying LTIP       All Other
position                                         Compensation($) Award(s) ($)      Options/SARs (#)       Payouts($) Compensation($)

William G. Forhan,  2006    84,000     -0-       -0-             -0-               -0-                    -0-        -0-
CEO		    2005    21,000     -0-       -0-             -0-               -0-                    -0-        -0-
                    2004       -0-     -0-       -0-             -0-               -0-                    -0-        -0-

Joseph Fahoome,     2006    84,000     -0-       -0-             -0-               -0-                    -0-        -0-
President, Scrtry   2005    84,000     -0-       -0-             -0-               -0-                    -0-        -0-
                    2004       -0-     -0-       -0-             -0-               -0-                    -0-        -0-


Employment Agreements

Casino Players has assumed the employment agreement with Mr. Fahoome for a term of 1 year, terminating August 1, 2007, with automatic annual renewals, unless either Casino Players or the employee elects to terminate the agreement at the end of the initial or any renewal term. Claims under the agreements are to be resolved by arbitration before the American Arbitration Association. Mr. Fahoome's agreement was negotiated by David Scott and William Forhan, officers of Invicta Group, Inc., at the time Invicta owned Casino Rated Players, Inc., our predecessor company. The employment agreement provides for the following non-cash items: health insurance, 4 weeks paid vacation, and 6 days paid personal time off and 6 days paid sick time off per year.

Mr. Forhan also has an employment agreement that terminates on August 1, 2007. Mr. Forhan has received no salary payments but has started recording salary as of October, 2005 as deferred compensation.

Messrs. Forhan and Fahoome added their deferred compensation to our balance sheet increasing December 31, 2005 deferred compensation to a total of $82,500. $276,000 of deferred compensation is due to Mr. Forhan and Mr. Fahoome through March 31, 2007. The Forhan and Fahoome Employment Agreements have essentially identical terms. Salary of $84,000/ year, paid health insurance, 4 week paid vacation, 6 personal and 6 vacation paid days a year, no Bonus or ISOP plan. Forhan will continue to charge his unpaid wages to monthly expenses and Deferred Compensation to Balance Sheet.

No stock was received by any Casino Rated Players, Inc. or Company Officers in 2004, 2005 and 2006 as compensation.

        [The balance of this page has been intentionally left blank.]

                             FINANCIAL STATEMENTS

                          FINANCIAL STATEMENTS INDEX

Page Number

Audited Financial Statements for the year ended December 31, 2004	F-2

Audited Financial Statements for the year ended December 31, 2006	F-10

Unaudited Financial Statements for the period ended March 31, 2007	F-20

         [The balance of this page has been intentionally left blank.]

                             Baum & Company,  P.A.
                         1515 University Dr. Suite 226
                            Coral Springs FL 33071

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Casino Rated Players, Inc.
Fort Lauderdale, Florida


We have audited the accompanying balance sheet of Casino Rated Players, Inc. as of December 31, 2004 and the related statements of operations, stockholder's equity (deficit) and cash flows for the period from July 13, 2004 (inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Casino Rated Players, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the period July 13, 2004 (inception) through December 31, 2004 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has experienced losses since inception. The Company's financial position and operating results raise substantial doubts about its ability to continue a going concern.. Management plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Baum & Company, P.A.
September 27, 2005

                          CASINO RATED PLAYERS, INC.
                                 BALANCE SHEET
                               December 31, 2004


                                    ASSETS
Current assets:
  Cash and cash equivalents                                    $ 99,853
                                                               --------
      Total current assets                                       99,853
                                                               --------
                                                               $ 99,853
                                                               ========

                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued liabilities                     $  5,547
  Due to affiliates                                             118,283
                                                               --------
        Total current liabilities                               123,830
                                                               --------

Shareholders' equity:
  Preferred stock, $.001 par value 10 million shares
   authorized,  no shares issued or outstanding
  Common Stock, $.001 par value, 100,000,000 shares
   authorized, 100 shares issued and outstanding               $      0
  Accumulated deficit                                          ($23,977)
                                                               --------
  Total shareholders equity (deficit)                          ($23,977)
                                                               --------
                                                                $99,853
                                                               ========

              See accompanying notes to the financial statements

                          CASINO RATED PLAYERS, INC.
                            STATEMENT OF OPERATIONS
              July 13, 2004 (inception) through December 31, 2004


Commissions earned                                             $ 54,178

Cost of sales                                                  $ 26,638
                                                               --------

Gross profit                                                     27,540

Selling, general, and administrative expenses                    51,517
                                                               --------

Net Income (loss) before provision for income taxes            ($23,977)
                                                               ========

Provision for income taxes                                            0

Net Loss                                                       ($23,977)

Basic and diluted loss per common share                           ($239)
                                                               --------
Weighted average common shares outstanding:                         100


              See accompanying notes to the financial statements

                          CASINO RATED PLAYERS, INC.
                            STATEMENT OF CASH FLOWS
              July 13, 2004 (inception) through December 31, 2004

Cash flows from operating activities:
  Net Income (loss)                                           ($ 23,977)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
  Increase in accounts payable and accrued expenses               5,547
  Increase in amounts due affiliates                            118,283
                                                               --------
                                                                 99,853
                                                               --------

Net change in cash and cash equivalents                          99,853

Cash and cash equivalents, beginning of period                        0
                                                               --------

Cash and cash equivalents, end of period                       $ 99,853
                                                               ========
Supplemental disclosure:
Interest expense paid                                          $      0
                                                               ========
Taxes paid                                                     $      0


              See accompanying notes to the financial statements

                          CASINO RATED PLAYERS, INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                  Common Stock  Additional Paid
                                Shares $           in capital      Deficit
                                -------------------------------------------
Balance July 13, 2004           100    $     0   $     0           $     0

Net loss for the period ended
 December 31, 2004                                                 (23,977)
                                -------------------------------------------
Balance December 31, 2004       100    $     0   $     0          ($23,977)
                                ===========================================

              See accompanying notes to the financial statements

                          CASINO RATED PLAYERS, INC.
                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 2004


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization
The Company was original formed 1/21/2000 in Nevada. The company operated thru 12/31/2001 and did not do business again until 8/1/2004. The company did not file its Annual Officer and Director Report in 2002 and 2003 and created a new Corporate Charter July 13, 2004 under the laws of the State of Nevada. The company commenced new operations on July 13, 2004 The Company is a casino representative company offering comp rooms to rated players. The Company's revenues are a percentage of the amount of income the casino earns from the rated player. The casino tracks the play of the rated player to determine its gross income, and the Company then is paid its contractual percentage based on that income, realized at the time of play.

Basis of Accounting
The accompanying financial statements are prepared using the accrual basis of accounting where revenues are recognized when earned and
expenses are recognized when incurred.   This basis of accounting
conforms to generally accepted accounting principles.

Fixed assets
Fixed assets are carried at cost. The company provides depreciation over the estimated useful lives of fixed assets using the straight line method. Upon retirement or sale of fixed assets, their net book value is removed from the accounts and the difference between such net book value and proceeds received is income or loss. Expenditures for maintenance and repairs are charged to income while renewals and betterment's are capitalized.

Estimated useful lives are as follows:

	Furniture			7 years
	Office equipment		5 years

Income taxes
The Company has adopted SFAS 109. The Company has not made a provision for income tax purposes due to a net operating loss. The net losses of approximately $24,000 can be carried forward to offset future taxable income. The net operating loss carry-forward begin expiring in 2024.

Revenue recognition
The Company derives its revenue from the commissions earned from travel suppliers, and on the direct sale of travel related products. Revenue is recognized upon the receipt of the commission

                          CASINO RATED PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2004


Intangible assets
The Company assesses long-lived assets for impairment under FASB
Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of.

Under those rules, long-lived assets are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

Net income per share
The company has adopted of SFAS 128, Earnings per Share issued by the Financial Accounting Standards Board.

Cash
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements are related to asset lives and accruals.

Advertising Costs
Advertising costs generally will be charged to operations in the year incurred. Advertising expense approximated $6,800 for 2004.

NOTE 2:

Going Concern
The accompanying Financial Statements have been prepared assuming that the company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The company has incurred an operating loss of $23,977 for the period since inception July 13,2004 to December 31, 2004.

NOTE 3: AMOUNTS DUE TO AFFILATES

	Amount due from affiliates is a result of short-term operating advances from the Company's parent corporation Invicta Group, Inc. The amounts are considered current, short-term, and non-interest bearing

                          CASINO RATED PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2004


NOTE 4:  RELATED PARTY TRANSACTIONS

The company has received various short-term advances from its parent corporation Invicta Group, Inc. (See note 2) There is no interest on these advances.


NOTE 5: SUBSEQUENT EVENTS

Payment of amounts due affiliates
During 2005, the company has paid back approximately $82,000 in it amount due to affiliates.

a. Sale of Subsidiary Casino Rated Players by seller Invicta
Group Inc to Casino Players Inc for 4 Million restricted shares on
9/30/2005.

                             Baum & Company, P.A.
                         1515 University Dr. Suite 226
                            Coral Springs FL 33071

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Casino Players, Inc.
Fort Lauderdale, Florida

We have audited the accompanying balance sheet of Casino Players, Inc. as of December 31, 2006 and 2005 the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2006 and period commencing December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Casino Players, Inc. as of December 31, 2006 and 2005 the results of its operations and its cash flows for the year ended December 31, 2005 and the period commencing July 14, 2005 to December 31, 2005 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has experienced losses since inception. The Company's financial position and operating results raise substantial doubts about its ability to continue a going concern.. Management plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Baum & Company, P.A.
Coral Springs, Florida
June 20, 2007

                             CASINO PLAYERS, INC.
                                 BALANCE SHEET
                               December 31, 2006

                                    ASSETS

								2006		2005

Current assets:
  Cash and cash equivalents					$14,142		$1,891
  Accounts receivable
  Due from shareholder								247
								-------------------------------
	Total current assets					14,142		2,138
								-------------------------------

Property and equipment, net of accumulated depreciation
 of $ 1000 for 2006						9,644

Other assets:
  Security deposits						4,367
								-------------------------------
								$28,153		$2,138
								===============================

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
  Current liabilities:
  Accounts payable and accrued expenses				$10,541
  Loans from shareholders					5,944
  Deferred revenue						17,336
  Notes payable - related party					36,853
  Accrued compensation - related parties			237,000		82,500
								-------------------------------
	Total current liabilities				307,674		82,500
								-------------------------------
Shareholder's equity (deficit)
  Preferred Stock, $.0001 par value, 20,000,000 shares
   authorized and -0- shares outstanding
  Common Stock, $.0001 par value, 200,000,000
   shares authorized, 29,300,000 shares issued and
   outstanding							2,930		2,930
  Additional paid in capital					290,070		290,070
  Accumulated deficit						(572,521)	(373,362)
								-------------------------------
	Total shareholders' equity (deficit)			(279,521)	(80,362)
								-------------------------------
	Total liabilities and shareholders' equity (deficit)	$28,153		$2,138
								===============================





                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                            STATEMENT OF OPERATIONS

									Successor	Predecessor
							Year Ending	Inception	January 1,
							12/31		Thru 12/31	Thru 09/30
							2006		2005		2005
							-----------------------------------------------
Sales and commissions earned				$50,650		$7,755		$15,691

Cost of sales						32,064
							-----------------------------------------------

Gross margin						18,586		7,755		15,691

Operating expenses					215,079		298,117		85,639
							-----------------------------------------------

Income (loss) from operations				(196,493)	(290,362)	(69,948)

Other income and (expense)
 Interest expense - related parties			(2,666)
							-----------------------------------------------

Net (loss) before provision for income taxes		(199,159)	(290,362)	(69,948)

Provision for income taxes				0		0		0
							-----------------------------------------------

Net (Loss)						$(199,159)	$(290,362)	$(69,948)
							===============================================

Basic and diluted loss per common share			($0.007)	($0.010)
							===============================================

Weighted average common shares outstanding		29,300,000	29,300,000
							===============================================



                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                            STATEMENT OF CASH FLOWS

									Successor	Predecessor
							Year Ending	Inception	January 1,
							12/31		Thru 12/31	Thru 09/30
							2006		2005		2005
							-----------------------------------------------

Cash flows from operating activities:
  Net income (loss)					$(199,159)	$(290,362)	$(69,948)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation					1,000
    Stock issued to founders for consulting services			180,000
    Stock issued for services and other assets				73,000
    Changes in assets and liabilities:
    Increase in loans receivable					(247)
    Increase in other assets				(4,367)
      Increase in accounts payable and accrued expenses	10,541
      Increase in due from shareholder			6,191
      Increase in deferred revenue			17,336
      Decrease in amount due to affiliated entities					(72,201)
      Increase in accrued compensation - related party	154,500		39,500		43,000
							(13,958)	1,891		(99,149)

Cash flows used in investing activities:
  Fixed asset expenditures				(10,644)

Cash flows provided from financing activities:
  Proceeds from notes payable - related party		50,000
  Payment of notes payable - related parties		(13,147)
Cash flows provided from financing activities		36,853		0		0

Net change in cash and cash equivalents			12,251		1,891		(99,149)

Cash and cash equivalents, beginning of period		1,891		0		99,853

Cash and cash equivalents, end of period		$14,142		$1,891		$704

Supplemental disclosure:
  Interest expense paid					$0		$0		$0
  Taxes paid						$0		$0		$0

  Non-cash disclosures:
  On October 1, 2005 the Company acquired the assets valued at $40,000 and assumed accrued compensation to a related party of $43,000 in exchange for 4,000,000 shares of the Company's restricted common stock.


                See accompanying notes to financial statements

                          CASINO RATED PLAYERS, INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

							Common Stock		Additional Paid
						Shares		$		in capital	Deficit
						--------------------------------------------------------------
Balance July 20, 2005 (date of inception)	0		$0		$0		$0

Deficit accounted for as a result of the
  purchase of Casino Rated Players,, Inc.
  an entity under common control.								(83,000)

Stock issued for asset acquisitions		4,000,000	400		39,600

Stock issued to founders at par value		18,000,000	1,800		178,200

Stock issued for consulting services
  and professional fees				7,300,000	730		72,270

Net loss for the period ended
 December 31, 2005										(290,362)
						--------------------------------------------------------------
Balance December 31, 2005			29,300,000	$2,930		$290,070	($373,362)
						==============================================================
Net loss for the period ended
 December 31, 2006										(199,159)
						--------------------------------------------------------------
Balance December 31, 2006			29,300,000	2,930		290,070		(572,521)
						==============================================================

                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2006


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization
The Company was organized July 20, 2005 under the laws of the State of Nevada. The Company is a casino representative company offering comp rooms to rated players. The Company's revenues are a percentage of the amount of income the casino earns from the rated player. The casino tracks the play of the rated player to determine its gross income, and the Company then is paid its contractual percentage based on that income, realized at the time of play.

Basis of Accounting
The accompanying financial statements are prepared using the accrual basis of accounting where revenues are recognized when earned and expenses are
recognized when incurred.   This basis of accounting conforms to generally
accepted accounting principles.

Fixed assets
Fixed assets are carried at cost. The company provides depreciation over the estimated useful lives of fixed assets using the straight line method. Upon retirement or sale of fixed assets, their net book value is removed from the accounts and the difference between such net book value and proceeds received is income or loss. Expenditures for maintenance and repairs are charged to income while renewals and betterment's are capitalized.

Estimated useful lives are as follows:
				Furniture			7 years
				Office equipment		5 years

Income taxes
The Company has adopted SFAS 109. The Company has not made a provision for income tax purposes due to its start up status.

Revenue recognition
The Company derives its revenue from the commissions earned from travel suppliers, Casino Resorts and on the direct sale of travel and gaming related products. The Company has performance contacts with various casinos that, based upon average play and wagering the Company receives an agreed upon percentage of the casinos theoretical revenue. No commission is recognized as revenue until confirmation of receipt of the commission

Intangible assets
The Company assesses long-lived assets for impairment under FASB Statement No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Under those rules, long-lived assets are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2006



NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued)


Net income per share
The company has adopted of SFAS 128, Earnings per Share issued by the Financial Accounting Standards Board.


Cash
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements are related to asset lives and accruals.

Advertising Costs
Advertising costs generally will be charged to operations in the year incurred.


NOTE 2:

Going Concern

The accompanying Financial Statements have been prepared assuming that the company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The company has incurred an operating loss of approximately $570,000 for the period since inception July 20,2005 to December 31, 2006. The future of the company is dependent on its ability to obtain funding from its anticipated funding of its SB-2 with the Securities and Exchange Commission. Although the company plans to pursue its equity funding, there can be no assurance that the company will be able raise sufficient working capital to maintain its operations.

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2006


NOTE 3:

Income Taxes
The provisions for income taxes for the period ending December 31,2005 consisted of the following:
Provisions for Income Taxes at statutory Federal rate	$189,900
Valuation Allowance					$189,900
Net Income Tax Provision                              	$ -0-

The reported income tax at the statutory rate		34%
State rate, net of Federal income tax			5%
Valuation Allowance					(39%)
Effective income tax rate				0%

Due to the uncertainty of realization, no tax benefit has been recognized for the current period's operating loss. The future tax benefits may be carried forward up to 15 years against taxable income


NOTE 4:

Asset Acquisition
On October 1, 2005, the Company acquired all of the assets of Casino Rated Players, Inc. a subsidiary of Invicta Group, Inc. for 4,000,000 shares of the Company's restricted stock valued at $40,000 and the assumption of the Company's accrued compensation liability of $43,000 resulting in a total acquisition price of the assets of $83,000. Since the transaction was between entities with common control, the transaction will be accounted for using the historical cost of net assets. The result of this purchase was for the Company to recognize an accumulated deficit in the amount of $83,000. Because the entities are under common control, the results of the predecessor from January 1, 2005 through the date of acquisition are included as part of the financial statements.

NOTE 5:

Stock Issuance
On October 22, 2005, the company approved a corporate resolution to issue 25.3 Million shares of its restricted stock. The stock was issued in order to compensate individuals for future consulting services to market the Company's stock, and legal services in order for the Company to comply with all regulatory agencies. The Company's founders were issued 18 Million shares which were valued at .01 per share. The remaining 7.3 Million shares issued for legal, accounting and consulting services were valued at .01 per share.

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2006


NOTE 6:

Accrued Compensation-related party
The Company has employment contracts with its two key employees for salaries of $7000 per month. Since the Company has not had adequate operations to pay the salaries, beginning October 1, 2005 the amounts are being accrued and deferred until adequate operations are achieved.


NOTE 7:

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning with the Company's existence. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees.

NOTE 8:

Notes payable-related party

On April 12, 2006, the Company received $50,000 as a loan from Invicta Group, Inc. for operating expenses. The balance due at December 31, 2006 is $36,853. The balance is due and payable on April 1, 2007 plus interest at 8%. The loan is in default due to the length of time required to complete the SB-2 approval, the Company will pay the loan and interest approximately 60 days after the company begins to trade.

NOTE 9:

Leases

Effective May 1, 2006, the Company moved its headquarters to a new office location in Ft. Lauderdale.

The Company will lease its office space under a five-year, non-cancelable operating lease for approximately $3700 per month.

Obligations under the non-cancelable operating leases are as follow:

Year ending December 31,
		2007			$   46,000
		2008			    48,400
		2009			    50,800
		2010			    53,200
		Thereafter 		     3,600
					  $202,000

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2006

Lease continued

The company has also entered into a sublease for 50% of the space at a rate of $1,850 per month. The sublease is for a 5 year term beginning May 1, 2006 and expiring on May 1, 2011.


NOTE 10:

Subsequent Events

The company has received additional questions from the Securities an Exchange Commission regarding the Amendment No. 2 to Registration Statement on Form SB-2, on February 23,2006. The SEC has listed 19 comments that management is addressing; one is the completion of the 12/31/06 audited financials.

NOTE 11:

Recent Accounting Pronouncements

In December 2005, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, which eliminates the exception for non-monetary exchanges of similar productive assets and replaced it with a general exception for exchanges of non- monetary assets that do not have commercial substance. SFAS No. 153 will be effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

In December 2005, the FASB issued SFAS No. 123 (R) Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods and services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123 (R) will be effective for interim or annual reporting periods beginning on or after June 15,2005. We believe SFAS No. 123 (R) has a material impact on financial statements at the time as options are issued.

In February 2006 the Financial Accounting Standards issued Statement No. 155 ("SFAS No. 155"), "Accounting for Certain Hybrid Instruments: An Amendment of FASB Statements No. 133 and 140". Management does not believe that this statement will have significant impact on the Company.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are no expected to have a material impact on the consolidated financial statements upon adoption.

                             CASINO PLAYERS, INC.
                                 BALANCE SHEET
                                March 31, 2007
                                   Unaudited

                                    ASSETS

Current assets:
  Cash and cash equivalents					$3,760
  Accounts receivable						4,414
								-----------
	Total current assets					8,174

Property and equipment, net of accumulated depreciation
  of $ 1,375							9,269

Other assets:
  Security deposits						4,367
								-----------
								$21,810
								===========

                LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses				$41,073
  Loans from shareholders					6,094
  Notes payable - related party					30,428
  Accrued compensation - related parties			276,700
								-----------
	Total current liabilities				354,295
								-----------

Shareholder's equity (deficit)
  Preferred Stock, $.0001 par value, 20,000,000 shares
   authorized and -0- shares outstanding
  Common Stock, $.0001 par value, 200,000,000
   shares authorized, 29,300,000 shares issued and
   outstanding							2,930
  Additional paid in capital					290,070
  Accumulated deficit						(625,485)
								-----------
	Total shareholders' equity (deficit)			(332,485)
								-----------
	Total liabilities and shareholders' equity (deficit)	$21,810
								===========




                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                            STATEMENT OF OPERATIONS
              FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                                   UNAUDITED

						2007		2006
						-------------------------------
Sales and commissions earned			$73,641		$4,036

Cost of sales					65,021
						-------------------------------
Gross margin					8,620		4,036

Operating expenses				60,584		46,551
						-------------------------------
Income (loss) from operations			(51,964)	(42,515)

Other income and (expense)
  Interest expense - related parties		(1,000)
						-------------------------------
Net (loss) before provision for income taxes	(52,964)	(42,515)

Provision for income taxes			0		0
						-------------------------------
Net (Loss)					$(52,964)	$(42,515)
						===============================
Basic and diluted loss per common share		($0.002)	($0.001)
						===============================
Weighted average common shares outstanding	29,300,000	29,300,000
						===============================




                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                            STATEMENT OF CASH FLOWS
              FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                                   UNAUDITED

							2007		2006
							--------------------------------
Cash flows from operating activities:
  Net income (loss)					$(52,964)	$(42,515)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation					375
    Stock issued to founders for consulting services
    Stock issued for services and other assets
    Changes in assets and liabilities:
      Increase in accounts receivable			(4,414)		(4,000)
      Decrease in loans receivable					200
      Increase in accounts payable and accrued expenses	30,532		3,275
      Increase in due to shareholder			150
      Decrease in deferred revenue			(17,336)
      Increase in accrued compensation - related party	39,700		42,000
							--------------------------------
							(3,957)		(1,040)
							--------------------------------

Cash flows used in investing activities:
  Fixed asset expenditures

Cash flows provided from financing activities:
  Payment of notes payable - related parties		(6,425)
							--------------------------------
Cash flows provided from financing activities		(6,425)		0
							--------------------------------

Net change in cash and cash equivalents			(10,382)	(1,040)
							--------------------------------

Cash and cash equivalents, beginning of period		14,142		1,891
							--------------------------------

Cash and cash equivalents, end of period		$3,760		$851
							================================

Supplemental disclosure:
  Interest expense paid					$0		$0
							================================
  Taxes paid						$0		$0
							================================

                See accompanying notes to financial statements

                          CASINO RATED PLAYERS, INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

							Common Stock		Additional Paid
						Shares		$		in capital	Deficit
						----------------------------------------------------------------

Balance July 20, 2005 (date of inception)	0		$0		$0		$0

Deficit accounted for as a result of the
  purchase of Casino Rated Players,, Inc.
  an entity under common control.								(83,000)

Stock issued for asset acquisitions		4,000,000	400		39,600

Stock issued to founders at par value		18,000,000	1,800		178,200

Stock issued for consulting services
  and professional fees				7,300,000	730		72,270

Net loss for the period ended
 December 31, 2005										(290,362)
						----------------------------------------------------------------
Balance December 31, 2005			29,300,000	$2,930		$290,070	($373,362)
						================================================================
Net loss for the period ended
 December 31, 2006										(199,159)
						----------------------------------------------------------------
Balance December 31, 2006			29,300,000	2,930		290,070		(572,521)
						================================================================
Net loss for the quarter ended
 March 31, 2007											(52,964)
						----------------------------------------------------------------
Balance March 31, 2007				29,300,000	2,930		290,070		(625,485)
						================================================================

                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 2007
                                   Unaudited

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization
The Company was organized July 20, 2005 under the laws of the State of Nevada. The Company is a casino representative company offering comp rooms to rated players. The Company's revenues are a percentage of the amount of income the casino earns from the rated player. The casino tracks the play of the rated player to determine its gross income, and the Company then is paid its contractual percentage based on that income, realized at the time of play.

Basis of Accounting
The accompanying financial statements are prepared using the accrual basis of accounting where revenues are recognized when earned and expenses are
recognized when incurred.   This basis of accounting conforms to generally
accepted accounting principles.

Fixed assets
Fixed assets are carried at cost. The company provides depreciation over the estimated useful lives of fixed assets using the straight line method. Upon retirement or sale of fixed assets, their net book value is removed from the accounts and the difference between such net book value and proceeds received is income or loss. Expenditures for maintenance and repairs are charged to income while renewals and betterment's are capitalized.

Estimated useful lives are as follows:
				Furniture			7 years
				Office equipment		5 years

Income taxes
The Company has adopted SFAS 109. The Company has not made a provision for income tax purposes due to its start up status.

Revenue recognition
The Company derives its revenue from the commissions earned from travel suppliers, Casino Resorts and on the direct sale of travel and gaming related products. The Company has performance contacts with various casinos that, based upon average play and wagering the Company receives an agreed upon percentage of the casinos theoretical revenue. No commission is recognized as revenue until confirmation of receipt of the commission

Intangible assets
The Company assesses long-lived assets for impairment under FASB Statement No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Under those rules, long-lived assets are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 2007
                                   Unaudited



NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued)


Net income per share
The company has adopted of SFAS 128, Earnings per Share issued by the Financial Accounting Standards Board.


Cash
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements are related to asset lives and accruals.

Advertising Costs
Advertising costs generally will be charged to operations in the year incurred.


NOTE 2:

Going Concern

The accompanying Financial Statements have been prepared assuming that the company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The company has incurred an operating loss of $608,000 for the period since inception July 20,2005 to March 31, 2007. The future of the company is dependent on its ability to obtain funding from its anticipated funding of its SB-2 with the Securities and Exchange Commission. Although the company plans to pursue its equity funding, there can be no assurance that the company will be able raise sufficient working capital to maintain its operations.

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 2007
                                   Unaudited

NOTE 3:

Accrued Compensation-related party
The Company has employment contracts with its two key employees for salaries of $7000 per month. Since the Company has not had adequate operations to pay the salaries, beginning October 1, 2005 the amounts are being accrued and deferred until adequate operations are achieved.


NOTE 4:

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning with the Company's existence. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees.

NOTE 5:

Notes payable-related party

On April 12, 2006, the Company received $50,000 as a loan from Invicta Group, Inc. for operating expenses. The balance due at March 31, 2007 is $30,428. The balance is due and payable on April 1, 2007 plus interest at 8%. The loan is in default due to the length of time required to complete the SB-2 approval, the Company will pay the loan and interest approximately 60 days after the company begins to trade.

NOTE 6:

Leases

Effective May 1, 2006, the Company moved its headquarters to a new office location in Ft. Lauderdale.

The Company will lease its office space under a five-year, non-cancelable operating lease for approximately $3700 per month.

Obligations under the non-cancelable operating leases are as follow:

Year ending December 31,
		2007			$   34,500
		2008			    48,400
		2009			    50,800
		2010			    53,200
		Thereafter 		     3,600
					  $190,500

                             CASINO PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 2007
                                   Unaudited




Lease continued

The company has also entered into a sublease for 50% of the space at a rate of $1,850 per month. The sublease is for a 5 year term beginning May 1, 2006 and expiring on May 1, 2011.


NOTE 7:

Recent Accounting Pronouncements

In December 2005, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, which eliminates the exception for non-monetary exchanges of similar productive assets and replaced it with a general exception for exchanges of non- monetary assets that do not have commercial substance. SFAS No. 153 will be effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

In December 2005, the FASB issued SFAS No. 123 (R) Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods and services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123 (R) will be effective for interim or annual reporting periods beginning on or after June 15,2005. we believe SFAS No. 123 (R) has a material impact on financial statements at the time as options are issued.

In February 2006 the Financial Accounting Standards issued Statement No. 155 ("SFAS No. 155"), "Accounting for Certain Hybrid Instruments: An Amendment of FASB Statements No. 133 and 140". Management does not believe that this statement will have significant impact on the Company.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are no expected to have a material impact on the consolidated financial statements upon adoption.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Article II of our Articles of Incorporation and Article VII of our By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in said Act and is, therefore, unenforceable.

ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

	SEC Registration Fee				$	500
 	Printing Expenses	 				500
 	Accounting/administrative Fees and Expenses		2,000
 	Blue Sky Fees/Expenses					5,000
 	Legal Fees/ Expenses					25,000
 	Escrow fees/Expenses					1,000
 	Transfer Agent Fees					5,000
 	Miscellaneous Expenses					11,000
                                                        --------------
 	TOTAL						$	50,000

ITEM 26.       RECENT SALES OF UNREGISTERED SECURITIES.

                During the past three years, we sold the following securities without registration:

a)	In July 2005, the Company issued 9,000,000 million common shares, valued at $90,000to Joe Fahoome for service on the Board of Directors and employee compensation. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

b)	In July 2005, the Company issued 9,000,000 million common shares, valued at $90,000 to William Forhan for service on the Board of Directors and employee compensation. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

c)	On 11/29/2005, the Company issued 200,000 common shares, valued at
$2,000 to David Dreslin for business consulting services. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

d)	On 11/29/2005, the Company issued 4,000,000 common shares, valued at
$40,000 to Invicta Group, Inc. for purchase of assets, including "Casino Rated Players" name and trademark, web site, and marketing materials and customer list. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

e)	On 11/29/2005, the Company issued 2,000,000 common shares, valued at
$20,000 to David Scott, for consulting services relating to Internet marketing strategies. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

f)	On 11/29/2005, the Company issued 2,900,000 common shares valued at
$29,000 to iVest Investments, LLC, a Colorado limited liability company, for business consulting services. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering. In May, 2007, the Company terminated its agreement with iVest and an executive stop was ordered by the Board of Directors of the Company to the Transfer Agent to halt the transfer of all but 1,000,000 shares, for services rendered, valued at $10,000 at $.01/share to iVest.

g)	On 11/29/2005, the Company issued 2,200,000 common shares, valued at
$22,000 to Double Diamond Investments, Inc., a Nevada corporation, for business consulting services performed pursuant to an agreement with a related company, Big Apple Consulting, U.S.A., Inc., to individuals for service on the Board of Directors, medical consulting, investor relations and employee compensation. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

h)	On 5/30/2007, the Company issued 1,900,000 common shares, valued at
$19,000 to The Scott Law Firm, P.A., a Florida professional association, for legal services. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

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Exhibit	Description

3.1	State of Nevada Corporate Charter, Casino Players, Inc. dated July 19,
2005 (incorporated by reference to Exhibit 3.1 to the Company's SB-2, filed on October 27, 2006).

3.2	State of Nevada Certified Articles of Incorporation, Casino Players,
Inc. July 19, 2005 (incorporated by reference to Exhibit 3.2 to the Company's SB-2, filed on October 27, 2006).

3.3	Corporate Bylaws, Casino Players, Inc. dated October 10, 2005
(incorporated by reference to Exhibit 3.3 to the Company's SB-2, filed on October 27, 2006).

3.4	State of Nevada Corporate Charter, Casino Rated Players, Inc. dated
July 13, 2004 (incorporated by reference to Exhibit 3.4 to the Company's SB-2, filed on October 27, 2006).

3.5	State of Nevada Articles of Incorporation, Casino Rated Players, Inc.
dated July 13, 2004 (incorporated by reference to Exhibit 3.5 to the Company's SB-2, filed on October 27, 2006).

4.1*	Consulting Agreement with Big Apple Consulting U.S.A., Inc.

4.8**	Form of Specimen Stock Certificate.

5.1*	Opinion of The Scott Law Firm, P.A.

10.1	Employment Contract with William Forhan and Joe Fahoome, dated as of
August 1, 2004 (incorporated by reference to Exhibit 10.1 to the Company's SB-2, filed on October 27, 2006).

10.2	Gaming Licenses for William Forhan and Joe Fahoome (incorporated by reference to Exhibit 10.2 to the Company's SB-2, filed on October 27, 2006).

10.3	Office Lease Agreement dated September 1, 2004 (incorporated by reference to Exhibit 3.1 to the Company's SB-2, filed on October 27, 2006).

10.4	Purchase Agreement between Casino Players, Inc. and Invicta Group, Inc.
dated September 30, 2005 (incorporated by reference to Exhibit 10.4 to the Company's SB-2, filed on October 27, 2006).

23.1*	Consent of Baum & Company, P.A.

23.2*	Consent of The Business Law Group

23.3*	Consent of The Scott Law Firm, P.A.

24.1*	Attorney in Fact (included on the signature page of this registration statement).

*	Filed herewith.

**	To be filed by amendment

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ITEM 28.       UNDERTAKINGS.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	a.	To include any prospectus required by Section 10(a)(3) of the
Securities Act;

	b.	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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                                  SIGNATURES

                In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended and restated Form SB-2 and has duly caused this amended and restated Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pompano Beach, Florida on this 27th day of June, 2007.

	        CASINO PLAYERS, INC.

	BY: 	/s/ William G. Forhan
	 	William G. Forhan, CEO, CFO, Controller and Director

	BY:	/s/ Joseph Fahoome
	 	Joseph Fahoome, President and Director

       KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William G. Forhan, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                In accordance with the requirements of the Securities Act of 1933, this amended and restated Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title 					Date


/s/ William G. Forhan
William G. Forhan	CEO, CFO, Controller and Director 	June 27, 2007

/s/ Joseph Fahoome
Joseph Fahoome		President and Director 			June 27, 2007

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Exhibit	Description

3.1	State of Nevada Corporate Charter, Casino Players, Inc. dated July 19,
2005 (incorporated by reference to Exhibit 3.1 to the Company's SB-2, filed on October 27, 2006).

3.2	State of Nevada Certified Articles of Incorporation, Casino Players,
Inc. July 19, 2005 (incorporated by reference to Exhibit 3.2 to the Company's SB-2, filed on October 27, 2006).

3.3	Corporate Bylaws, Casino Players, Inc. dated October 10, 2005
(incorporated by reference to Exhibit 3.3 to the Company's SB-2, filed on October 27, 2006).

3.4	State of Nevada Corporate Charter, Casino Rated Players, Inc. dated
July 13, 2004 (incorporated by reference to Exhibit 3.4 to the Company's SB-2, filed on October 27, 2006).

3.5	State of Nevada Articles of Incorporation, Casino Rated Players, Inc.
dated July 13, 2004 (incorporated by reference to Exhibit 3.5 to the Company's SB-2, filed on October 27, 2006).

4.1*	Consulting Agreement with Big Apple Consulting U.S.A., Inc.

4.8**	Form of Specimen Stock Certificate.

5.1*	Opinion of The Scott Law Firm, P.A.

10.1	Employment Contract with William Forhan and Joe Fahoome, dated as of
August 1, 2004 (incorporated by reference to Exhibit 10.1 to the Company's SB-2, filed on October 27, 2006).

10.2	Gaming Licenses for William Forhan and Joe Fahoome (incorporated by reference to Exhibit 10.2 to the Company's SB-2, filed on October 27, 2006).

10.3	Office Lease Agreement dated September 1, 2004 (incorporated by reference to Exhibit 3.1 to the Company's SB-2, filed on October 27, 2006).

10.4	Purchase Agreement between Casino Players, Inc. and Invicta Group, Inc.
dated September 30, 2005 (incorporated by reference to Exhibit 10.4 to the Company's SB-2, filed on October 27, 2006).

23.1*	Consent of Baum & Company, P.A.

23.2*	Consent of The Business Law Group

23.3*	Consent of The Scott Law Firm, P.A.

24.1*	Attorney in Fact (included on the signature page of this registration statement).

*	Filed herewith.

**	To be filed by amendment

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